COMMERCIAL LEASE

         THIS LEASE is made as of the 27th day of June, 1997, between MIAMI OPTI MART, INC., a Florida corporation, hereinafter called "Lessor" or "Landlord", and OCEAN OPTIQUE DISTRIBUTORS, INC., a Florida corporation, hereinafter called "Lessee" or "Tenant".

                         DESCRIPTION OF LEASED PREMISES

         Lessor, in consideration of the agreements of Lessee herein contained, hereby leases and demises to Lessee the Premises located at 2 N.E. 40th Street, Miami, Florida, Second Floor and Third Floor consisting of approximately 16, 550 square feet (the "Premises") , reserving to Lessor the rental hereinafter set forth, the lease to be upon all of the terms and conditions herein contained. The Premises is a portion of the property legally described in Exhibit "An attached hereto, and further delineated in the plan attached hereto as Exhibit "B".

                                      TERM

         The Premises is leased for a five (5) year term to commence on the later of July 1, 1997 or the date that the Lessee occupies the Premises (the "Commencement Date"), and to end on June 30, 2002, or on such earlier time and date as this lease may terminate as provided below, except that, if any such date shall fall on a Sunday or on a legal holiday, then this lease shall end on the next business day preceding the above described date.

                        LESSEE'S COVENANTS/RENT/SECURITY

         1.0 RENTAL. Lessee shall pay to Lessor total rental as set forth below, plus Florida sales tax in the amount of six and one-half percent (6.5%) (or such other amount that is applicable at the time), in monthly payments in the amounts specified below, to commence on the Commencement Date, and on the 1st day of each month thereafter, together with all other amounts payable by Lessee pursuant to the terms of this lease. All payments will be in advance on or before the first day of each month, and shall be paid without set-off or deduction for any reason whatsoever.

                   Monthly Rental shall be Ten Thousand Three
                   Hundred Dollars ($10,300.00), plus applicable sales tax.

If the rent remains unpaid on the tenth (10th) day of the month for which it is due, Lessee shall pay a five percent (5%) late fee as additional rent. Lessor and Lessee agree that such late fee is a reasonable charge to reimburse Lessor for its costs and expenses of the Lessee's late payment. Acceptance by the Lessor of such late

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charge shall not constitute a waiver of the Lessee's default with respect to such overdue amount nor prevent Lessor from exercising any of its rights and remedies granted herein or by law.

         1.1 RENT PAYMENT. Lessee shall pay the rent herein reserved, in advance and without demand, promptly upon the days the same becomes due and payable, to Lessor at 2 N.E. 40th Street, Dade County, Florida 33137, or at such address as may from time to time be designated by Lessor.

         1.2 UTILITY BILLS. All application and connection for necessary utilities shall be in the name of the Lessee only. Lessee shall pay all charges for gas, sewer, water, and telephone during the term of this lease and during any time that Lessee occupies the Premises, before any of said charges becomes delinquent. Lessor shall provide electricity service to Lessee.

         1.3 USE. Lessee shall use and occupy the building for the sale of optical related goods, equipment and service and any lawful purpose necessary to carry out this business purpose.

         1.4 ASSIGNMENT/SUBLETTING. Lessee shall not sublet the Premises or any part thereof or assign any interest in this lease (whether by sale of assets, merger, consolidation or otherwise, or by sale or disposition of control or ownership) without first having obtained the written consent of Lessor, which shall not be unreasonably withheld. Any such assignment or sublet without the consent of the Lessor shall be void and, at the option of the Lessor, shall terminate the lease.

         1.5 SURRENDER. Upon the expiration of the term of this lease, or any other cancellation, Lessee will, without demand, quietly and peacefully deliver possession of the Premises (including any improvements that may be made by Lessee) to Lessor in as good condition as when received, ordinary wear and tear only excepted. If Lessee fails to so surrender the premises, it shall be liable to the Lessor for all consequential damages. Any holding-over by Lessee shall be considered under law as a tenancy from month-to-month with all conditions and provisions of this lease in full force and effect, but at a monthly rental rate equal to 200% of the then current rental rate in effect.

         1.6 WASTE. Lessee shall commit or permit no waste or injury to the Premises, and Lessee shall not make any alterations, additions, or improvements, inside or outside, including without limitation any holes in or penetrations of the roof, without the prior written consent of Lessor.

         1.7 LESSEE'S COMPLIANCE. Lessee will not use the Premises for any illegal, immoral or improper purposes, and Lessee will execute and comply with, at Lessee's own cost and expense, all

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laws, rules, orders, ordinances and regulations now in force or at any time issued, applicable to the Lessee's occupancy of the Premises, by the Municipal, County, State and Federal governments and of each and every department, bureau and office thereof, and with any requirements of any fire underwriters, bureau. Tenant shall not be responsible for any violations of rules, orders, ordinances or regulations due to actions or improvements made by the Lessor, but shall only be responsible for those caused by actions of the Lessee, its agents and employees.

         1.8 LIABILITY. Lessee agrees to indemnify and save Lessor harmless from any and all liability for any damage to any person or property, during the term and any renewal, occasioned by or resulting from the breakage, leakage or obstruction of the water, gas or sewer pipes or of the roof or rain ducts, or any fire sprinkler or other quenching system, or other leakage or overflow or otherwise, in or about the Premises, but only if caused by Lessee, or from any negligence, tortious acts, or improper conduct on the part of Lessee or Lessee's employees, subtenants (if any) , or agents, on, in, or about the Premises or any part thereof.

         1.9 RIGHT TO ENTRY. Lessee shall permit Lessor and Lessor's representatives and independent contractors, at any time during usual business hours, upon adequate notice to Lessee, except that no notice need be given in case of an emergency, and without interfering with Lessee's business operations, to enter the Premises for the purpose of inspection; making repairs; and exhibiting the Premises for sale, lease, appraisal or mortgage. Lessor shall have the right to post and keep upon the Premises a "For Rent" sign at any time within sixty (60) days before the expiration of the lease, or upon a default which is not timely cured.

         1.10 ATTORNEYS' FEES. Lessee shall pay all and singular the costs, charges and expenses, including attorneys' fees (including those in connection with any appeal) reasonably incurred or paid at any time by Lessor due to the failure on the part of Lessee to pay rent, but only if litigation is commenced. In all other litigated matters, the prevailing party shall be entitled to its reasonable attorney's fees and court costs at all trial and appellate levels.

         1.11 WAIVER. The failure of Lessor to insist in any one or more instances upon the strict performance of any one or more of the covenants, terms and agreements of this lease, shall not be construed as a waiver of such covenants, terms or agreements, but the same shall continue in full force and effect, and no waiver by Lessor of any of the provisions hereof shall in any event be deemed to have been made (by acceptance of rent or otherwise) unless the same be expressed in writing, signed by Lessor, and all remedies provided for by the terms of this lease shall be cumulative.

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         1.12 CONDITION OF PREMISES. Lessee shall at all times keep the interior of the Premises in a clean and orderly condition befitting a property of this type.

         1.13 LIABILITY INSURANCE. Lessee shall maintain at its own expense throughout the term of this lease general public liability insurance for personal injury and property damage to protect both Lessor and Lessee (and Lessor's Mortgagee, if required) against damage, costs and attorneys, fees arising out of accidents of any kind occurring on or about the Premises. Said liability insurance shall be written by a company or companies acceptable to Lessor naming Lessor as an additional insured and will have liability limits of not less than $1,000,000.00 for injury or death, and $500, 000. 00 for property damage. A certificate showing such insurance in force shall be delivered to Lessor prior to commencement of the lease term, and such certificate shall be maintained with Lessor throughout the term of this Lease. The certificate shall require thirty (30) days' written notice from the insurer to Lessor of any cancellation or reduction in coverage.

                               LESSOR'S COVENANTS

         2.0 QUIET ENJOYMENT. Lessor hereby covenants that for so long as Lessee timely performs the covenants herein set forth, Lessee shall peaceably and quietly have, hold and enjoy the Premises, for the term of the lease, without any interruption by Lessor or persons claiming through or under Lessor.

         2.1 UTILITIES. Lessor agrees to cause the necessary mains, conduits and other facilities to be provided to supply water and electricity and to measure electricity to the Premises.

         2.2 RIGHT OF FIRST REFUSAL. In the event that the Lessor gives or receives an offer to sell to a third party the building and/or real property ( the "Property")of which the leased premises is a part, the Lessee shall have the option to purchase the Property upon the same terms as the third-party offer. Before giving or accepting any third-party offer to purchase the Property, Lessor shall deliver to Lessee a written notice containing the terms of the offer and the name and address of the third party. Any counteroffers shall, for purposes of this section, be considered new offers requiring notice to Lessee and giving rise to the Lessee's right of first refusal. Lessee shall have ten
(10) days from receipt of notice of a third-party offer to purchase the Property in which to notify Lessor, in writing, of its intent either to purchase the Property on the offered terms or to waive its right of first refusal.

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MUTUAL COVENANTS/OTHER COVENANTS AND CONDITIONS/MISCELLANEOUS

         3.0 WAIVER OF SUBROGATION. Lessor and Lessee each waive any claim against the other for property damage to the extent that such claim is covered by valid and collectible insurance carried for the benefit of the party entitled to make such claim and provided that the insurer pays such claim; on condition, further, that this waiver shall not apply if the policy of such insurance would be invalidated by the operation of said waiver.

         3.1 MECHANICS' LIEN. No person furnishing labor, services or materials in connection with repairs or improvements to the Premises, on Lessee's behalf, shall be entitled to any lien or other claim against Lessor's interest in the Premises unless such person has a direct contract with Lessor, and Lessee shall have no right to subject the Lessor's interest to any lien. Lessee shall notify all contractors of the foregoing provision. In the event an alleged lien is filed against the Premises under the Mechanics' Lien Law or any other statute by reason of an alleged contract with Lessee, Lessee shall hold Lessor harmless against such alleged claim, including all costs and reasonable attorneys' fees, and upon notice from Lessor to Lessee, Lessee shall within twenty (20) days cause any such lien that is of record to be discharged or transferred to other security as provided by the Florida Statutes so as to free the title to the Premises of any such alleged claim of lien. All laborers, mechanics, and materialmen may be put on notice of the provisions of this paragraph by the recordation, at Lessor's option, of a memorandum of this lease in the Dade County Public Records, and Lessee shall execute and acknowledge such a memorandum if requested.

         3.2 NOTICES. Any notice required or permitted under this lease shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, to Lessor, at the place designated for the payment of rent, or to Lessee, if delivered to the Premises, or to such other address as either party may designate in writing.

         3.3 REMOVAL OF FIXTURES. Lessee shall have the right to install office furniture, furnishings, and machinery and equipment necessary or convenient to the use permitted under paragraph 1.3, all of which shall remain the property of Lessee, but if any damage results to the Premises by reason of installation or removal of such office furniture, furnishings, machinery and equipment, Lessee shall repair the same at its own expense prior to the expiration of the lease term and immediately upon quitting the Premises. In the event that Lessor consents as required under paragraph 1.6 to any alterations, additions, fixtures and improvements to the Premises, then all such alterations, additions, fixtures and improvements

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shall immediately become and remain part of the real estate and the property of
Lessor.

         3.4 REPAIRS.

                  (a) Lessor shall, at its expense, keep the foundations, exterior wall, and the roof in good order and repair, and shall make structural repairs and replacements necessary to keep in good order and repair the Premises and the pipes and ducts running through the Premises but not including Lessee's service connections therewith and excluding additions and improvements, or repairs necessitated because of damage caused by any act, omission or negligence of Lessee. No liability of Lessor to Lessee shall accrue, however, under this covenant, unless and until Lessee has given written notice to Lessor of the specific repair required to be made and a reasonable time allowed thereafter to commence same. If Lessor is required to make repairs by reason of any act, omission or negligence of Lessee the cost of such repairs shall be borne by Lessee and shall be due and payable immediately upon receipt of Lessor's notification of the amount due.

                  (b) Throughout the term of the Lease, Lessee shall maintain in good repair all portions of the Premises not required to be maintained in good repair by Lessor, including, without limitation, the air conditioning, electrical wiring, glass, pumps, plumbing, doors, windows, sidewalks, driveways, lawns, shrubbery, and walls. The Lessee, at its sole cost and expense, shall maintain all portions of the leased Premises in a clean and orderly condition, free of dirt, rubbish and unlawful obstructions during the term of this lease. In the event that the cost of any such repairs required to be made by Lessee is paid by Lessor, then Lessee shall reimburse Lessor for said total cost of repairs in addition to the rent which is required under paragraph 1.0 and if payment of said repairs remains unpaid on the tenth (10th) day of the month for which it is due, interest on the amount owing shall be due and payable by Lessee at the rate of twelve percent (12%-) per annum.

                  (c) Either party shall give the other party at least fifteen
         (15) days' written notice of needed repairs and the party required to make the repairs shall have a reasonable time thereafter to cause work on said repairs to be commenced, unless it is an emergency, and once commenced, said work shall be continued and completed with reasonable dispatch provided that the party responsible for the repairs shall not be liable for failure to complete such repairs by reason of a force majeure as stated in paragraph 3.5 below.

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         3.5 FORCE MAJEURE. The term "force majeure" as used in this lease shall include acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, riots, acts of armed forces, epidemics, delays by carriers, inability to obtain materials, acts of public authorities and any other causes, whether or not enumerated in this paragraph, which causes are beyond the control of the party required to perform.

         3.6 CASUALTY LOSS. In the event of a partial destruction of the Premises during the term hereof, from any cause, Lessor shall repair the same, providing that such repairs can be made within sixty (60) days under existing governmental laws and regulations (subject to force majeure), and during such time the lease shall not terminate, but Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made. If such repairs cannot be made within said sixty (60) days, Lessor, at its option, may make such repairs within a reasonable time, this lease continuing in effect with rent proportionately abated, or if the repairs cannot be made within sixty (60) days, then either party may terminate this lease. In the event that the building in which the demised Premises may be situated is destroyed to an extent of not less than one-third of the replacement cost thereof, Lessor may elect to terminate this lease whether the demised Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this lease. Lessor shall promptly notify Lessee after a loss as to which option Lessor elects.

         3.7 CONDEMNATION. In the event that the Premises or any part thereof are taken for any public or quasi-public use by condemnation or by right of eminent domain, or purchase in avoidance or settlement of a condemnation or eminent domain proceeding, Lessor and Lessee agree as follows:

                  (a) If all of the Premises or such a part of the leased Premises are taken so as to render the Premises unsuitable for the business of Lessee, then this lease shall be canceled, and rent shall abate as of the date of taking.

                  (b) In the event of a partial taking which does not render the Premises unsuitable for the business of Lessee, a fair and just proportion of the rent shall abate as of the date of taking, and Lessor shall have the option either to continue this lease (in which event Lessor shall proceed to repair the damage to the Premises caused by such partial taking) , or to cancel this lease as of the date of taking, with rent abating as of that date. Lessor shall notify promptly Lessee after a taking as to which option Lessor elects. Lessor shall not be liable to Lessee in the event any force majeure delays completion of repairs.

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                  (c) In no event shall Lessee be entitled to any award or part of any award or settlement paid to Lessor on account of any condemnation or taking.

         3.8 DEFAULT. If any one or more of the following events shall happen:

                  (a) if default shall be made in the payment of any rents herein reserved upon the date the same become due and payable and such default continues for a period of ten (10) days, after written notice; or

                  (b) if default shall be made by Lessee in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this lease other than those referred to in the foregoing subparagraph (a) and such default shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee; or

                  (c) if Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, wage earner's plan, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial part of Lessee's properties or of the Premises; or

                  (d) if within forty-five (45) days after commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or stayed on appeal, or if, within forty-five (45) days after the appointment, without the consent or acquiescence of Lessee, of any trustee, receiver or liquidator of Lessee or of all or any substantial part of Lessee's properties or of the demised property, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within forty-five
         (45) days after the expiration of any such stay such appointment shall not have been vacated; or

                  (e) if Lessee's interest in the Premises shall be seized under any levy, execution, attachment or other process of court and the same shall not be promptly vacated or stayed on appeal or otherwise, or if Lessee's interest in the Premises

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         is sold by judicial sale and the sale is not promptly vacated or stayed on appeal or otherwise;

then in any such event Lessor may at any time thereafter terminate this lease and retake possession, accelerate rent, sue for distress of rent, sue for possession, or pursue any other remedy afforded by law. Any such termination shall apply to any extension or renewal of the term herein demised, and to any right or option on the part of Lessee that may be contained in this lease or any agreement. Nothing herein contained shall be construed as precluding Lessor from having such remedy as may be and become necessary in order to preserve Lessor's right or the interest of Lessor, in the Premises and in this lease, even before the expiration of the grace or notice periods provided for in this lease, if under particular circumstances then existing the allowance of such grace or the giving of such notice will prejudice or will endanger the rights and estate of Lessor in this lease and in the Premises. There shall be no default under the lease by the Lessor unless the Lessor fails to perform obligations required by the Lessor within a reasonable time, but in no event later than ten (10) days after written notice by Lessee to Lessor and any mortgagee, specifying the alleged default; provided, however, that if the nature of the Lessor's obligation is such that more than ten (10) days are required for performance, then the Lessor shall not be in default if Lessor commences performance within such lo-day period and thereafter diligently prosecutes the same to completion.

         3.9 TAXES AND INSURANCE PREMIUMS. Commencing in 1998, Lessee shall be responsible for its proportionate share of all increases in real estate property taxes attributable to the Premises above the base year, which shall be 1997 for purposes hereof. Lessee's proportionate share shall be 40.0%. Payment shall be due at Lessor's office before November 20 of each year billed; Lessor shall provide Lessee with at least ten (10) days written notice of the amount due with a copy of the tax bill. Lessee shall pay promptly all personal property taxes in connection with the Premises and its own personal property. Lessee shall maintain its own insurance on its personal property. Lessor shall insure the Premises, as required by its lender. All amounts owing by Lessee for its portion of real estate taxes, if any, pursuant to this paragraph, and any other amounts due from Lessee to Lessor at any time under this Lease, shall be deemed to be rent to be paid under paragraphs 1.0 and 1.1 hereof. Lessee shall pay all taxes imposed by Florida Statutes Section 212.031, and any amendments thereto, and any tax substituted in lieu thereof on the rent due under this lease.

         3.10 ABANDONING AND VACATING. If Lessee:

                  (a) should vacate, abandon, or desert the Premises; or

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                  (b) ceases the continual operation of its business therein, then in any such event, Lessee shall be in default and Lessor may immediately retake possession of the Premises and may, at its option, pursue any other remedy pursuant to the lease or available by law under default.

         3.11 SUBORDINATION TO MORTGAGE. This lease is subordinate and inferior to any mortgage or other financing on the property of which the Premises is a part, including any renewal or extension or future advance thereon. This provision is self-operative and no additional documentation shall be required; however, Lessee covenants to execute any reasonable agreement requested by the mortgagee to further evidence the agreements of this paragraph. The Lessee shall not be entitled to place any mortgage, pledge any security interest in, or otherwise encumber the leasehold estate. Lessee shall attorn to any mortgagee which becomes the owner of the Premises.

         3.12 SIGNS. Lessee shall have the right from time to time during the term of the lease to maintain such signs in such places as may be approved by Lessor, in its sole discretion, in writing. No sign may be maintained that will structurally impair or affect the Premises. Each and every sign maintained by Lessee shall be removed at the expiration of the lease term and the Premises repaired and restored, where such sign was attached, to as good condition as before the sign was installed. All signs shall be in accordance with and as approved by relevant zoning authorities.

         3.13 BROKERS/INDEMNITY. Lessee and Lessor represent and warrant that neither Lessee nor Lessor or any of their representatives employees or agents has dealt or consulted with any real estate broker in connection with this lease. Without limiting the effect of the foregoing, Lessee and Lessor hereby agree to indemnify and hold each other harmless against any claim or demand made by any real estate broker or agent claiming to have dealt or consulted with the other party, or any of its representatives, employees or agents contrary to the foregoing representation and warranty.

         3.14 ENTIRE AGREEMENT. This lease, and any exhibits hereto, contains the entire agreement between Lessor and Lessee with respect to the Premises and extinguishes all prior negotiations with respect thereto. No modification hereof shall be valid unless it is in writing signed by the party against whom the enforcement is sought. Time is of the essence.

         3.15 EFFECT AND CONSTRUCTION. The provisions of this lease shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. No person, firm, corporation or court officer holding under or through the Lessee in violation of any of

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the terms, provisions or conditions of this lease shall have any right, interest or equity in or to this lease, the terms of this lease or the Premises. The underlined paragraph headings are inserted for convenience of reference only and shall not be deemed to limit or expand upon any of the provisions of this lease.

         3.16 RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon gas that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon gas and radon testing may be obtained from your county public health unit. This information is provided for informational purposes pursuant to section 404.056(8), Florida Statutes.

         3.17 ENVIRONMENTAL. Lessee shall strictly comply with all federal, state, county, city and/or district regulations, laws, and ordinances with regard to toxic or hazardous wastes or to environmental protection of the land, ground water and aquifer (collectively, the "Environmental Laws"). In the event that the Lessee is found in violation of any Environmental Laws, then Lessee shall indemnify and hold Lessor harmless from all losses, damages, liabilities and expenses, including reasonable attorney's fees and court costs, plus consultant's fees, which may arise or be claimed against Lessor or the Premises as a result of such a breach of Environmental Laws. This paragraph shall survive termination of the lease.

         3.18 AUTHORITY. Lessee warrants and represents that it has authority to enter into this lease, that it does not violate any bylaws, articles or other agreements of the Lessee. The person signing below has authority to execute this lease and bind the Lessee.

         3.19 OPTION TO RENEW. Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for one additional term of five (5) years commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term, except that the monthly rent shall be ten percent (10%) more than the monthly rental set forth in Paragraph 1.0 of this lease. The option to renew shall be exercised by written notice given by Lessee to Lessor not less than sixty (60) days prior to the expiration of initial lease term.

         3.20 PARKING. Lessee shall be entitled to the use of ninety percent (90%) of the covered parking spaces on the Premises.

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         EXECUTED as of the date first above written in several counterparts, anyone of which shall be deemed an original, but all constituting only one instrument.

Executed in the presence of:

                                               MIAMI OPTI MART, INC.

                                               By: /s/ SOLOMON OVADIA
-----------------------------                      -----------------------------
                                                   Solomon Ovadia, President
-----------------------------
(As to Lessor)

                                               OCEAN OPTIQUE DISTRIBUTORS, INC.

                                               By: /s/ KENNETH GORDON
-----------------------------                      -----------------------------
                                                   Kenneth Gordon, President
-----------------------------
(As to Lessee)

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